Exhibit T3A.10

TRUE COPY

Primary state registration number 1025004009911

Seal: Ministry of Taxes and Dues of the Russian Federation

Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation for Moscow region No3

APPROVED

under decision of the General Meeting of the Company Shareholders of Joint Stock company «Distillery «Topaz»

Minutes dated September 02, 2002

Chairman of the General Meeting of the Company Shareholders signature	V.A. Lelyukh
Secretary of the General Meeting of the Company Shareholders signature	K.P. Bocharov

CHARTER

of Joint Stock company

«Distillery «Topaz»

(fourth version)

Pushkino 2002

1. GENERAL PROVISIONS

1.1. Joint Stock company «Distillery «Topaz», hereinafter referred to as the “Company” was established in accordance with the effective legislation of the Russian Federation.

1.2. The Company shall be a corporate entity and shall have its separate property accounted for on its autonomous balance sheet. The Company on its own behalf may acquire and exercise property and non-property rights, incur obligations, act as plaintiff and defendant in courts.

1.3. The Company was established on 20.12.1996 through reorganization in accordance with the decision of founders of Limited Liability Company “Topaz” (registered on 02.03.1994 under Decree of the Head of Administration of Pushkino district No364) on the basis of and in accordance with the procedure provided for under the Civil Code of the Russian Federation, the Federal Law “On Joint Stock Companies” and the Memorandum of Association of Joint Stock company «Distillery «Topaz» dated 20.12.96.

1.4. The Company was reorganized through affiliation to Joint Stock company «Distillery «Topaz» of Joint Stock company «Topaz ATP» (affiliation was registered on 17.12.98 by the Moscow regional Registration Chamber).

1.5. The Company is a legal successor of Limited Liability Company “Topaz” and Joint Stock company «Topaz ATP».

1.6. The Company was founded by citizens of the Russian Federation.

1.7. The Company shall have a round seal specifying its full firm name in the Russian language and the place of its location. The Company shall have stamps and letterheads specifying its name. The Company may have a trademark registered in accordance with the established procedure and other means of visual identification.

1.8. In accordance with the established procedure the Company may open banking accounts in roubles and in foreign currency on the territory of the Russian Federation and abroad.

1.9. The Company shall have the right to establish legal entities and any other organizations in any forms of incorporation permissible under the legislation either individually or in cooperation with the Russian and foreign legal entities (irrespective of the form of their ownership and the form of incorporation) and individuals on the territory of the Russian Federation and abroad.

1.10. The Company may have subsidiary and dependent companies having the rights of legal entities on the territory of the Russian Federation, established in accordance with the legislation of the Russian Federation and abroad - in accordance with the legislation of foreign states at the place of location of subsidiary and dependent companies, unless otherwise is provided for under the agreement entered into with the subsidiary or under the Charter of the latter.

1.11. Any subsidiary company shall bear no responsibility for debts of the parent company. The parent company shall have the right to give to its subsidiary instructions binding for the latter, shall bear responsibility jointly with the subsidiary company for transactions concluded by the latter for pursuance of such instructions. The parent company shall be considered as having right to give to the subsidiary instructions binding for the latter only if this right is provided for under the agreement entered into with the subsidiary or under the Charter of the latter.

1.12. The Company shall have the right to establish affiliates, representative offices and any other separate subdivisions both on the territory of the Russian Federation and abroad subject to observance of requirements of the legislation of the Russian Federation as well as the legislation of foreign states at the place of location of affiliates and representative offices, unless otherwise is provided for under the international agreement of the Russian Federation.

1.13. The Company shall bear responsibility for its obligations with all its property.

1.14. The Company shall bear no responsibility for obligations of its shareholders.

1.15. Shareholders shall bear no responsibility for obligations of the Company and shall bear a risk of losses connected with its activity within the limits of the value of shares being in their possession.

1.16. The state and state authorities shall bear no responsibility for obligations of the Company, as well as the Company shall bear no responsibility for obligations of the state and state authorities.

1.17. The Company shall be established for an unlimited period of time.

2. NAME AND PLACE OF LOCATION

2.1. The full firm name of the Company shall be as follows:

2.2. The short firm name of the Company shall be as follows: ЗAO “ЛBЗ “ToпaЗ”.

2.3. The name of the Company in the English language shall be as follows: Joint Stock Company “Distillery “Topaz”.

2.4. The Company shall have the following place of location: 141200, Russia, Moscow region, Pushkino, Oktyabrskaya Str., h. 46.

2.5. The Company shall have the following postal address: 141200, Russia, Moscow region, Pushkino, Oktyabrskaya Str, h. 46.

3. OBJECTIVES AND SCOPE OF ACTIVITY

3.1. The Company objective shall be deriving of profits and the most efficient use of profits for economic and social development of the Company.

3.2. The Company shall carry out the following main types of its activities:

• production and sale of alcoholic beverage products, vodkas and by-products;

• production and sale of consumer goods;

• trading - procurement and intermediary activity;

• all types of foreign – economic activity in accordance with the procedure established under the law;

• scientific - research and intermediary activity;

• stock market activities;

• development and introduction of new methods of processing and packing of raw stuff and products, technologies of their production, implementation of know-how in the above sphere;

• assistance on the contract basis to Russian enterprises and organizations in the course of foreign – economic activity and rendering them foreign – economic services;

• rendering to interested Russian and foreign organizations of practical assistance on the commercial basis on managerial, currency-financial, legal matters, services in the sphere of advertisement, marketing, in organization of exhibitions, fairs, transportation services as well as in any other spheres connected with activities carried out by the Company;

• rendering of warehousing services;

• organization and usage of cultural, sporting, health-improving and preventive facilities;

• any other types of activity not prohibited under the effective legislation.

3.3. The Company may be involved in certain types of activity subject to licensing only if it has a special permission (a license).

4. AUTHORIZED CAPITAL

Amount of the Authorized Capital

4.1. The Authorized Capital of the Company shall amount to 7 240 000 (seven million two hundred forty thousand) roubles and shall be determined as the sum of nominal values of 7 240 (seven thousand two hundred forty) ordinary registered shares (placed shares).

4.2. The nominal value of one share shall be 1 000 (one thousand) roubles.

Authorized shares

4.3. The Company shall have the right to place additionally to shares that have already been placed 100 000 (One hundred thousand) pieces of ordinary shares for the nominal value equal to 1 000 (One thousand) roubles each and 25 000 (twenty five thousand) pieces of privileged shares for the nominal value equal to 1 000 (one thousand) roubles each (authorized shares).

4.4. In case they are placed authorized shares shall grant their holders (shareholders) the same scope of rights ordinary shares grant, which shares have been placed by the time the decision concerning placement of additional shares was made.

4.5. In case they are placed authorized privileged shares of the Company shall grant their holders the following rights:

1) to participate in the General Meeting of the Company Shareholders with the right to vote on the following questions:

2) reorganization and liquidation of the Company;

3) introduction of amendments and supplements in the Charter of the Company restricting rights of shareholders – possessors of privileged shares of this type, including cases of determination or increase of the amount of dividend and (or) determination or increase of the liquidation value, paid out on privileged shares of previous turn, as well as concerning granting shareholders – possessors of privileged shares of any other type of privileges in respect of priority in payment of dividend and (or) liquidation value of shares;

4) to participate in the General Meeting of the Company Shareholders with the right to vote on all questions falling within the scope of its competence, beginning from the General Meeting of the Company Shareholders following the annual General Meeting of the Company Shareholders, which irrespective of reasons has failed to make the decision concerning payment of dividends or has made the decision concerning partial payment of dividends on privileged shares of this type. The above right shall cease to be valid from the date of the first full payment of dividends on the above shares;

5) to receive a part of net profits (dividends) the annual amount of which per one privileged share is 20% of the nominal value of this share;

6) to receive (in case of liquidation of the Company) charged but not paid dividends in the amount equal to 10% of the nominal value of a share as well as the liquidation value on privileged shares in the amount equal to 20% of the nominal value of shares paid from the value of the Company property remaining after settlements:

• with creditors;

• shareholders – possessors of voting shares, who have stated their claims for their repurchase in accordance with the procedure provided for under articles 75, 76 of the Federal Law “On Joint Stock Companies”;

7) to have access to the Company documents in accordance with the procedure provided for under the Federal Law “On Joint Stock Companies” and the Charter and to receive their copies for a reasonable fee;

8) to exercise any other rights provided for under the legislation, the Charter and decisions of the General Meeting of the Company Shareholders made in accordance with its competence.

4.6. Conditions for placement by the Company of authorized shares shall be determined under the effective legislation of the Russian Federation, the Charter and the decision concerning increase of the Authorized Capital of the Company.

Increase of the Authorized Capital

4.7. The Authorized Capital of the Company may be increased by means of increase of the nominal value of placed shares.

4.8. The decision concerning increase of the Authorized Capital of the Company by means of increase of the nominal value of placed shares shall be made by the General Meeting of the Company Shareholders by the majority of votes of shareholders – possessors of voting shares participating in the General Meeting of the Company Shareholders.

4.9. The decision concerning increase of the Authorized Capital of the Company by means of increase of the nominal value of shares shall be made by the General Meeting of the Company Shareholders only at the suggestion of the Board of Directors of the Company.

4.10. The Authorized Capital of the Company may be increased by means of placement of additional shares up to a number of authorized shares.

4.11. The decision concerning increase of the Authorized Capital of the Company by means of placement of additional shares shall be made by the Board of Directors of the Company unanimously by all members of the Board of Directors of the Company and votes of members of the Board of Directors of the Company, who have retired, shall not be counted.

4.12. Additional shares may be placed either through closed subscription or through conversion into them of securities convertible into shares.

4.13. The decision concerning placement of additional shares through closed subscription shall be made by the General Meeting of the Company Shareholders by the majority of three fourths of votes of shareholders – possessors of voting shares participating in the General Meeting of the Company Shareholders.

4.14. The decision concerning placement of additional shares through conversion into them of securities convertible into shares shall be made by the Board of Directors of the Company unanimously by all members of the Board of Directors of the Company and votes of members of the Board of Directors of the Company, who have retired, shall not be counted.

4.15. If the Authorized Capital is increased out of the property of the Company, then additional shares may be placed only through distribution among shareholders of the Company.

Decrease of the Authorized Capital

4.16. The Authorized Capital of the Company may be decreased by means of decrease of the nominal value of shares or reduction of their total number, including by means of acquisition of a part of shares.

4.17. The Authorized Capital of the Company may be decreased by means of acquisition of a part of shares in the Company in accordance with the decision of the General Meeting of the Company Shareholders for the purpose of their redemption.

4.18. The Authorized Capital shall be reduced in accordance with the decision of the General Meeting of the Company Shareholders concerning decrease of the Authorized Capital by means of redemption of shares, which have been passed to possession of the Company in the following cases:

• shares, the ownership to which was transferred to the Company due to their incomplete payment by the founder within the established term have not been sold within one year from the date of their acquisition by the Company;

• shares, bought out by the Company at the request of shareholders have not been sold within one year from the date of their buyout (except for their buyout in case the decision concerning reorganization of the Company is made);

• shares, acquired by the Company in accordance with paragraph 2 of article 72 of Federal Law «On Joint Stock Companies» have not been sold within one year from the date of their acquisition.

4.19. If upon the end of the second and each subsequent financial year in accordance with the annual accounting balance sheet submitted for approval of shareholders of the Company or in accordance with results of the audit inspection, the value of the net assets of the Company is less then the Authorized Capital of the Company, the latter shall declare reduction of its Authorized Capital to the amount not exceeding the value of its net assets.

4.20. In this case, the Authorized Capital of the Company shall be reduced by means of reduction of the nominal value of shares.

4.21. Within 30 days from the date of the decision concerning reduction of its Authorized Capital, the Company shall notify in writing creditors known to it concerning reduction of its Authorized Capital as well as concerning the new amount of the Authorized Capital. The Company shall also publish a notice concerning its decision in a press organ publishing information on state registration of corporate entities.

4.22. The Authorized Capital of the Company shall be reduced through redemption of a part of shares in accordance with the decision of the General Meeting of the Company Shareholders concerning reorganization of the Company in the following cases:

• stipulated in indention 1, paragraph 6, article 76 of the Federal Law “On Joint Stock Companies”;

• reorganization of the Company in the form of segregation through redemption of converted shares.

4.23. In case of reduction of its Authorized Capital the Company shall be governed by restrictions established under federal laws.

Acquisition by the Company of placed shares

4.24. The Company shall have the right to acquire shares placed by it in accordance with the decision of the General Meeting of the Company Shareholders concerning reduction of the Authorized Capital of the Company through acquisition of a part of placed shares for the purpose of reduction of their total number.

4.25. Shares acquired by the Company in accordance with the decision concerning reduction of the Authorized Capital of the Company made by the General Meeting of the Company Shareholders through acquisition of shares for the purpose of reduction of their total number shall be redeemed when being acquired.

4.26. The Company shall have the right to acquire shares placed by it in accordance with the decision of the Board of Directors of the Company in accordance with paragraph 2. of article 72 of the Federal Law “On Joint Stock Companies”.

4.27. The decision concerning acquisition by the Company of placed shares shall be made by the Board of Directors of the Company by the majority of votes of members of the Board of Directors of the Company participating in the meeting.

4.28. Shares acquired by the Company in accordance with paragraph 2. of article 72 of the Federal Law “On Joint Stock Companies” shall not grant the right to vote, they shall not be counted when votes are counted and dividends shall not be charged on them. These shares shall be sold at their market value at least within one year from the date of their acquisition. Otherwise the General Meeting of the Company Shareholders shall make a decision concerning reduction of the Authorized Capital of the Company through retirement of the above shares.

4.29. Payment for shares placed by the Company and acquired by it shall be made by money, securities, other property, property or other rights having money value.

4.30. When making the decision concerning acquisition by the Company of shares placed by it, the Company shall be governed by restrictions established under federal laws.

5. RIGHTS OF THE COMPANY SHAREHOLDERS

Shareholders – possessors of ordinary shares shall have the following rights:

5.1. to participate in the General Meeting of the Company Shareholders with the right to vote on all questions falling within the scope of its competence;

5.2. to receive a part of profits (dividends);

5.3. to receive in case of liquidation of the Company a part of profit of the Company remaining after settlements with:

• creditors;

• shareholders – possessors of voting shares, who have stated their claims for their repurchase in accordance with the procedure provided for under articles 75, 76 of the Federal Law “On Joint Stock Companies”;

• shareholders – possessors of privileged shares on dividends charged but not paid out and the liquidation value.

5.4. to have access to the Company documents in accordance with the procedure provided for under the Federal Law “On Joint Stock Companies” and the Charter and to receive their copies for a reasonable fee;

5.5. to exercise any other rights provided for under the legislation, the Charter and decisions of the General Meeting of the Company Shareholders made in accordance with its competence.

Shareholders – possessors of voting shares shall have the following rights:

5.6. to demand repurchase by the Company of all their shares or any of their part in the following cases:

• reorganization of the Company or conclusion of a major transaction the decision concerning approval of which is made by the General Meeting of the Company Shareholders if they voted against making of the decision concerning reorganization of the Company or approval of the above transaction or did not participate in voting on these questions;

• introduction of amendments and supplements in the Charter of the Company or approval of the Charter of the Company in its new version restricting rights of shareholders – possessors of voting shares if they voted against making of the relevant decision or did not participate in voting.

Shareholders – possessors of voting shares, who stated their claim for repurchase by the Company of all their shares or any of their part shall have the following rights:

5.7. to receive in case of liquidation of the Company payments on the above shares from the value of the Company property remaining after settlements with its creditors.

6. PRE-EMPTIVE RIGHT

Pre-emptive right in case of sale by shareholders of shares to third persons

6.1. Shareholders of the Company shall enjoy the pre-emptive right to acquire shares sold by other shareholders of the Company at the price offered to third persons pro rata to a number of shares held by each of them.

6.2. Based on the above stated each shareholder having enjoyed the pre-emptive right shall have the right to purchase a part of shares offered for sale, in a number proportionate to a number of his/her/its shares.

6.3. The pre-emptive right shall have effect in case shares are sold to third persons (not shareholders of the Company).

6.4. The pre-emptive right shall have effect only subject to purchase by shareholders and (or) by the Company of all shares offered for sale.

6.5. In case shareholders failed to enjoy their pre-emptive right to purchase shares, then the Company shall have the pre-emptive right to purchase shares sold by shareholders.

6.6. Shareholders and (or) the Company may not transfer their pre-emptive right.

6.7. The pre-emptive right shall have no effect in the following cases:

• in case of acquisition and purchase by the Company of placed shares on grounds and in accordance with the procedure provided for under articles 72 – 76 of the Federal Law “On Joint Stock Companies”;

• in cases when a shareholder of the Company acts as an acquirer of shares;

• in case of uncompensated alienation of shares by their holders (granting, inheritance);

• in case of transfer of rights to a share in the procedure of the universal legal succession when a corporate entity – shareholder is reorganized;

• in case of transfer of rights to a share when the property of a liquidated corporate entity – shareholder is distributed among its participants;

6.8. Shareholders intending to sell their shares to any third persons shall be obliged to notify the Company hereof in writing. Shareholders of the Company shall be notified through the Company.

6.9. The above notice (the notice concerning intention to sell shares) shall contain the following details:

• surname, name and patronymic (the full firm name), address (the place of location), postal address and contact telephones of a shareholder intending to sell his/her/its shares;

• surname, name and patronymic (the full firm name) of the third person, to whom a shareholder intends to sell his/her/its shares;

• a number of sold shares broken down by categories (types);

• the price per one share of each category (type);

• any other material conditions subject to which shares are offered for sale.

6.10. A notice concerning the intention to sell shares shall be signed by a shareholder or his/her/its representative. If the notice to sell shares is signed by a shareholder then it shall be accompanied by a power of attorney.

6.11. The notice concerning the intention to sell shares shall be sent by a letter to the address of the Company or shall be delivered to the Company.

6.12. Upon receipt by the Company of the notice concerning the intention of a shareholder to sell shares within 5 days the one – man executive body of the Company shall be obliged to send to all shareholders of the Company a written notice that they may enjoy their pre-emptive right to acquire sold shares.

6.13. The notice shall be sent to all shareholders included in the Register of Shareholders of the Company as of the date of the notice of the Company concerning the intention to sell shares.

6.14. The above notice shall contain the following details:

• surname, name and patronymic (the full firm name), address (the place of location), the postal address and the contact telephone of a shareholder intending to sell his/her/its shares;

• surname, name and patronymic (the full firm name) of the third person, to whom a shareholder intends to sell his/her/its shares;

• a number of sold shares broken down by categories (types);

• the price per one share of each category (type);

• any other material conditions subject to which shares are offered for sale.

• the date of notification concerning the intention to sell shares;

• the term, within which a shareholder may enjoy the pre-emptive right to acquisition;

• a number of shares of the Company held by a shareholder broken down by categories (types);

6.15. Shareholders intending to use the pre-emptive right shall submit to a seller of shares and to the Company their written application on their intention to use the pre-emptive right within the term not later than 5 days from the date of receipt of the notice.

6.16. The above notice shall contain the following details:

• surname, name and patronymic (the full firm name), address (the place of location), the postal address and the contact telephone of a shareholder intending to sell his/her/its shares;

• a number of shares in which respect a shareholder uses the pre-emptive right (a number of shares acquired by a shareholder) broken down by categories (types);

• specification that a shareholder intending to use his/her/its pre-emptive right agrees to purchase shares at the offered price and other material conditions subject to which shares were offered for sale.

6.17. Shareholders not intending to use the pre-emptive right shall send to the Company and a seller of shares a written application on refusal to use the pre-emptive right.

6.18. If within 15 days from the date of sending by the Company of the notice to shareholders that they have the pre-emptive right none of shareholders has notified the Company concerning his/her/its intention to use the above right, then the Company may send to a shareholder intending to sell shares to any third person a notice concerning the intention of the Company to use his/her/its pre-emptive right to acquire shares.

6.19. If within 30 days from the date of receipt by the Company of the notice from a shareholder concerning the intention of the latter to sell shares to any third person neither the Company nor any of shareholders has submitted to the Company an application for use of the pre-emptive right, then a shareholder may sell shares to any third person upon conditions, of which shareholders and the Company were notified.

6.20. In case of sale of shares in violation of the pre-emptive right, any shareholder of the Company and (or) the Company itself within three months after he/she/it has known or should have to know of this violation may demand in the judicial procedure to transfer to him/her/it rights and obligations of the purchaser.

Pre-emptive right in case of placement of shares and emissive securities of the Company convertible into shares

6.21. Shareholders of the Company who voted against, or who did not take part in voting on the question concerning placement through closed-subscription of shares and emissive securities convertible into shares shall have a priority right to acquire additional shares and emissive securities convertible into shares placed by closed subscription, in a number proportionate to a number of shares of this category (type) they own.

6.22. This right shall not be applied to placement of shares and other emissive securities convertible into shares effected through closed subscription only among shareholders if in this case shareholders have an opportunity to acquire an integral number of placed shares and other emissive securities convertible into shares, in proportion to a number of shares of a relevant category (type) they own.

6.23. A list of persons having the pre-emptive right to acquire additional shares and emissive securities convertible into shares shall be compiled on the basis of information in the Register of Shareholders as of the date when the decision is made whereby the additional shares and emissive securities convertible into shares are to be placed.

6.24. For the purpose of compilation of the list of persons having the pre-emptive right to acquire additional shares and emissive securities convertible into shares the nominal holder of the shares shall present information on the person in whose interests the holder holds the shares.

6.25. Persons included in the list of persons having the pre-emptive right to acquire additional shares and emissive securities convertible into shares of the Company shall be notified of the possibility of their exercising the pre-emptive right specified in article 40 of the Federal Law “On Joint Stock Companies” in accordance with the procedure stipulated in the Federal Law “On Joint Stock Companies” for notification concerning holding of the General Meeting of the Company Shareholders.

6.26. The notice shall contain information on a number of shares and emissive securities convertible into shares which, the price of their placement or the procedure for calculation of such a price (in particular, their placement price or the procedure for the calculation thereof in the event they exercise their pre-emptive right of acquisition), the procedure for determination of a number of securities each shareholder is entitled to acquire and the effective term of the pre-emptive right, which may not be less than 45 days from the date when the notice is forwarded (delivered) or published. Until expiration of the said term the Company shall not be entitled to place additional shares and emissive securities convertible into shares to persons who are not included in the list of persons having the pre-emptive right to acquire additional shares and emissive securities convertible into shares.

6.27. A person having the pre-emptive right to acquire additional shares and emissive securities convertible into shares shall be entitled to exercise this right fully or partially by means of submission of a written application for purchase of shares and emissive securities convertible into shares and a document confirming that payment has been made for the shares and emissive securities convertible into shares so purchased. The application shall contain the shareholder’s name, residential address (location) and a number of securities purchased by this shareholder

6.28. If the decision serving as the ground for placement of additional shares and emissive securities convertible into shares stipulates that payment for them is to be made in a non-monetary form persons exercising their pre-emptive right of acquisition shall be entitled to make the payment in money at their own discretion.

7. STRUCTURE OF THE COMPANY MANAGEMENT BODIES

The Company shall have the following management bodies:

7.1. The General Meeting of the Company Shareholders;

7.2. The Board of Directors of the Company;

7.3. The one – man executive body – the General Director of the Company.

7.4. In case of appointment of the Liquidation Commission of the Company all functions on management of the Company affairs shall be delegated to it.

7.5. The Auditing Commission of the Company shall be the body supervising the financial and business activity of the Company.

7.6. The Board of Directors of the Company and the Auditing Commission of the Company shall be elected by the General Meeting of the Company Shareholders.

7.7. The General Director of the Company shall be elected by the Board of Directors of the Company.

7.8. In case of voluntary liquidation the Liquidation Commission of the Company shall be elected by the General Meeting of the Company Shareholders. In case of compulsory liquidation the Liquidation Commission of the Company shall be appointed by the court.

8. GENERAL MEETING OF THE COMPANY SHAREHOLDERS

8.1. The supreme management body of the Company shall be the General Meeting of the Company Shareholders.

8.2. The General Meeting of the Company Shareholders may make decisions (forms of holding of the General Meeting of the Company Shareholders):

• by means of joint presence of shareholders for discussion of questions included in the agenda and making of decisions on questions put to vote, subject to preliminary sending (delivery) of voting ballots before holding of the General Meeting of the Company Shareholders;

• by means of the absentee voting (without the joint presence of shareholders for discussion of questions included in the agenda and making of decisions on questions put to vote).

8.3. The Company shall be obliged to annually hold the annual General Meeting of the Company Shareholders within terms not earlier than in 2 months and not later than in 6 months upon closure of the financial year.

Competence of the General Meeting of the Company Shareholders

8.4. The following questions shall fall within the scope of competence of the General Meeting of the Company Shareholders:

1) introduction of amendments and supplements in the Charter of the Company or approval of the Charter in its new version;

2) reorganization of the Company;

3) liquidation of the Company, appointment of the Liquidation Commission of the Company and approval of the interim and the final liquidation balance sheets.

4) determination of a number of members of the Board of Directors of the Company, election of members of the Board of Directors of the Company and early termination of their powers.

5) determination of a number, nominal value, category (type) of authorized shares and rights granted by these shares.

6) increase of the Authorized Capital of the Company by means of increase of the nominal value of shares or by means placement of additional shares through closed subscription.

7) reduction of the Authorized Capital of the Company by means of reduction of the nominal value of shares, by means of acquisition by the Company of a part of shares for reduction of their total number as well as by means of redemption of shares acquired or repurchased by the Company;

8) making of the decision concerning the amount of the fee and compensation for expenses to be paid to members of the Board of Directors of the Company and the Auditing Commission of the Company;

9) election of members of the Auditing Commission of the Company and early termination of their powers;

10) approval of the Auditor of the Company;

11) approval of annual reports, accounting balance sheets, profit and loss statements (profit and loss accounts) of the Company, as well as distribution of profits (including payment (declaration) of dividends) and losses of the Company based on performance for the financial year.

12) determination of the procedure for holding of the General Meeting of the Company Shareholders;

13) election of members of the Counting Commission of the Company and early termination of their powers;

14) splitting and consolidation of shares;

15) making of decisions concerning approval of related party transactions in cases provided for under article 83 of the Federal Law “On Joint Stock Companies”;

16) making of decisions concerning approval of large – scale transactions in cases provided for under article 79 of the Federal Law “On Joint Stock Companies”;

17) acquisition by the Company of placed shares in cases provided for under the Federal Law “On Joint Stock Companies”;

18) making of decisions concerning participation in holding companies, financial – industrial groups, associations and other commercial organizations;

19) approval of internal documents regulating activity of the Company bodies;

20) making of decisions on any other questions provided for under the Federal Law “On Joint Stock Companies”;

8.5. The General Meeting of the Company Shareholders shall have no right to make decisions on questions not falling within the scope of its competence in accordance with the Federal Law “On Joint Stock Companies” and the Charter.

Procedure for preparation for the General Meeting of the Company Shareholders

8.6. In the course of preparation for the General Meeting of the Company Shareholders the Board of Directors of the Company shall determine:

• the form of holding of the General Meeting of the Company Shareholders (the joint presence or the absentee voting);

• the date, place and time of the General Meeting of the Company Shareholders and in the event when in accordance with paragraph 3 of article 60 of the Federal Law “On Joint Stock Companies” filled-in voting ballots may be sent to the Company, the postal address to which they can be mailed, or in the event of the General Meeting of the Company Shareholders being held in the form of the absentee voting, the deadline for receipt of voting ballots and the postal address to which filled-in voting ballots shall be mailed;

• the date of compilation of the list of persons entitled to attend the General Meeting of the Company Shareholders;

• the agenda of the General Meeting of the Company Shareholders;

• the procedure for notification of shareholders concerning holding of the General Meeting of the Company Shareholders;

• a list of information (materials) furnished to shareholders in the course of preparation for the General Meeting of the Company Shareholders and the procedure for furnishing;

• the form and the text of the voting ballot in case of voting by voting ballots.

Agenda

8.7. The agenda of the annual General Meeting of the Company Shareholders shall obligatory include the following questions:

• on election of the Board of Directors of the Company;

• on election of the Auditing Commission (the Internal Auditor) of the Company;

• on approval of the Auditor of the Company;

• on approval of annual reports;

• annual accounting statements including profit and loss statements (profit and loss accounts) of the Company, as well as distribution of profits (including payment (declaration) of dividends) and losses of the Company based on performance for the financial year.

8.8. Shareholders (a shareholder) having in aggregate not less than 2 percent of voting shares of the Company in accordance with the procedure provided for under the Federal Law “On Joint Stock Companies” shall have the right to put forward questions into the agenda of the annual General Meeting of the Company Shareholders and to propose candidates in members of the Board of Directors of the Company, the Auditing Commission of the Company and the Counting Commission of the Company, a number of which may not exceed the quantitative composition of a relevant body. These proposals shall be submitted to the Company not later than in 30 days upon closure of the financial year of the Company.

8.9. A proposal for putting forward of questions into the agenda of the General Meeting of the Company Shareholders and a proposal concerning nominees in the Board of Directors of the Company, the Auditing Commission of the Company and the Counting Commission of the Company shall be submitted in writing to the address of the Company specifying the name of shareholders (a shareholder) who submit them, a number of shares they own and shall be signed by shareholders (a shareholder).

8.10. If a proposal into the agenda of the General Meeting of the Company Shareholders and (or) a proposal of candidates in members of the Board of Directors of the Company, the Auditing Commission of the Company and the Counting Commission of the Company is mailed, then the date for submission of such proposals shall be the date specified in the impression of the date stamp confirming the date of sending of a mailing unit and if the proposal into the agenda of the General Meeting of the Company Shareholders and (or) a proposal of candidates in members of the Board of Directors of the Company, the Auditing Commission of the Company and the Counting Commission of the Company is handed over against the signature – the date of handing over to a responsible person in the Company.

8.11. A proposal for putting forward of questions into the agenda of the annual and the extraordinary General Meeting of the Company Shareholders shall contain the wording of each proposed question and the proposal for election at the annual and the extraordinary General Meeting of the Company Shareholders shall contain the name of the body a candidate is proposed to as well as with regard to each candidate:

• surname, name, patronymic;

• the date of birth;

• information on education;

• the place of work and office for the last five years;

• offices occupied in management bodies of corporate entities for the last five years;

• information on nomination of candidates in members of the Board of Directors of the Company or for election (appointment) to the office in any other corporate entities;

• a list of corporate entities, in which the candidate participates specifying a number of this candidate’s shares;

• a list of persons, with regard to which a candidate is an affiliated person specifying grounds for affiliation;

• a contact address of a candidate.

8.12. A proposal for nomination of a candidate in auditors of the Company for approval at the annual and General Meeting of the Company Shareholders shall contain the following information on a candidate:

• full firm name of a corporate entity – the auditing firm (or the surname, name, patronymic of an individual – the Auditor);

• the place of location and contact telephones;

• the number of the license for audit activity, the name of the body having issued the license and the date of issue;

• the validity of the license;

8.13. In addition to questions proposed for inclusion in the agenda of the General Meeting of the Company Shareholders as well as in the absence of these proposals, absence or insufficient number of candidates proposed by shareholders to form a relevant body, the Board of Directors of the Company shall have the right to include in the agenda of the General Meeting of the Company Shareholders questions or candidates in the list of candidates at its own discretion.

Information on holding of the General Meeting of the Company Shareholders

8.14. Notification concerning holding of the General Meeting of the Company Shareholders shall be made not later than 20 days prior to the day of the General Meeting of the Company Shareholders and notification concerning holding of the General Meeting of the Company Shareholders, which agenda includes a question on reorganization of the Company – not later than 30 days prior to the date of the meeting.

8.15. In the case provided for under paragraph 2 of article 53 of the Federal Law “On Joint Stock Companies” notification concerning holding of the extraordinary General Meeting of the Company Shareholders shall be made not later than 50 days prior to the date of the meeting.

8.16. Within the above terms a notice concerning holding of the General Meeting of the Company Shareholders shall be send to each person included in the list of persons having the right to participate in the General Meeting of the Company Shareholders in the form of a registered letter or shall be delivered to each of them against signature.

8.17. The notice concerning holding of the General Meeting of the Company Shareholders shall contain the following details:

• the full firm name of the Company and the place of its location;

• the form of holding of the General Meeting of the Company Shareholders (the joint presence or the absentee voting);

• the date, place and time of the General Meeting of the Company Shareholders and in the event when in accordance with paragraph 3 of article 60 of the Federal Law “On Joint Stock Companies” filled-in voting ballots may be sent to the Company, the postal address to which they can be mailed, or in the event of the General Meeting of the Company Shareholders being held in the form of the absentee voting, the deadline for receipt of voting ballots and the postal address to which filled-in voting ballots shall be mailed;

• the date of compilation of the list of persons entitled to attend the General Meeting of the Company Shareholders;

• the agenda of the General Meeting of the Company Shareholders;

• the procedure for familiarization with information (materials) to be provided in the course of preparation for the General Meeting of the Company Shareholders and address (addresses), where information (materials) may be familiarized with.

8.18. Information (materials) to be disseminated among persons having the right to participate in the General Meeting of the Company Shareholders in the course of preparation for holding of the General Meeting of the Company Shareholders shall include:

• annual accounting statements, including opinion of the Auditor, opinion of the Auditing Commission (the Internal Auditor) of the Company based on results of audit of annual accounting statements;

• information on a candidate (candidates) in the Board of Directors of the Company, the Auditing Commission (the Internal Auditor) of the Company;

• draft amendments and supplements to be introduced to the Charter or the draft Charter of the Company in its new version, drafts internal documents of the Company;

• draft decisions of the General Meeting of the Company Shareholders as well as information (materials), a list of which is provided for persons having the right to participate in the General Meeting of the Company Shareholders, in accordance with the established procedure by the federal executive authority for the securities market.

Quorum

8.19. The General Meeting of the Company Shareholders shall be competent (has a quorum) if shareholders having in aggregate over than a half of votes of placed voting shares of the Company took part in it.

8.20. Shareholders registered for participation in the General Meeting of the Company Shareholders shall be considered as having taken part in the General Meeting of the Company Shareholders. Shareholders, whose voting ballots were received prior to the final date of receipt of voting ballots shall be considered as having taken part in the General Meeting of the Company Shareholders held in the form of the absentee voting.

8.21. If the agenda of the General Meeting of the Company Shareholders includes questions voted by various composition of voters, the quorum for making decisions on these questions shall be determined separately. In this connection absence of the quorum for making of decisions on questions voted by one composition of voters shall not prevent from making of decisions on questions voted by another composition of voters for deciding of which the quorum is available.

8.22. In the absence of the quorum for holding of the annual General Meeting of the Company Shareholders, the second General Meeting of the Company Shareholders with the same agenda shall be held. In the absence of the quorum for holding of the extraordinary General Meeting of the Company Shareholders, the second General Meeting of the Company Shareholders with the same agenda may be held.

8.23. The second General Meeting of the Company Shareholders shall be competent (shall have quorum) if shareholders possessing in aggregate not less than 30 percent of votes of placed voting shares of the Company took part in it.

8.24. Notification concerning holding of the second General Meeting of the Company Shareholders shall be made in accordance with requirements set forth in article 52 of the Federal Law “On Joint Stock Companies”.

Making of decisions

8.25. The General Meeting of the Company Shareholders shall have no right to make decisions on questions not included in the agenda of the General Meeting of the Company Shareholders as well as to change the agenda.

8.26. Decisions of the General Meeting of the Company Shareholders on questions put to vote shall be made by the majority of votes of shareholders – possessors of voting shares of the Company taking part in the General Meeting of the Company Shareholders.

8.27. Decisions of the General Meeting of the Company Shareholders on questions specified in sub-paragraphs 1 – 3 and 17 of paragraph 8.4. of the Charter shall be made by the majority of three fourths votes of shareholders – possessors of voting shares of the Company taking part in the General Meeting of the Company Shareholders.

8.28. Decisions on questions specified in sub-paragraphs 2, 6, and 14 – 19 of paragraph 8.4. of the Charter shall be made by the General Meeting of the Company Shareholders only at the suggestion of the Board of Directors of the Company.

8.29. Decisions on the procedure for holding of the General Meeting of the Company Shareholders shall be made by the General Meeting of the Company Shareholders at the suggestion of the Board of Directors of the Company by the majority of votes of shareholders – possessors of voting shares of the Company taking part in the General Meeting of the Company Shareholders.

Voting ballots

8.30. When the General Meeting of the Company Shareholders is held in the form of joint presence and voting on questions included in the agenda by voting ballots, then voting ballots shall be handed over against signature to each person specified in the list of persons having the right to participate in the General Meeting of the Company Shareholders (a representative of such a person), who has registered for participation in the General Meeting of the Company Shareholders.

8.31. When the General Meeting of the Company Shareholders is held in the form of the absentee voting, then voting ballots shall be mailed or shall be handed over against signature to each person specified in the list of persons having the right to participate in the General Meeting of the Company Shareholders not later than 20 days prior to the final date appointed for acceptance of voting ballots.

8.32. Voting ballots shall be sent by registered mail or shall be handed over to a shareholder personally against signature.

8.33. A voting ballot shall contain the following details:

• the full company name of the company and its location;

• the form of holding of the General Meeting of the Company Shareholders (the joint presence or the absentee voting);

• the date, place and time of the General Meeting of the Company Shareholders and the postal address to which filled – in voting ballots may be mailed, or in cases when the General Meeting of the Company Shareholders is held in the form of the absentee voting, the deadline for receipt of voting ballots and the postal address to which filled – in voting ballots are to be sent;

• wordings of decisions on each question included in the agenda (the name of each candidate), voted by a relevant voting ballot;

• variants for voting on each question included in the agenda worded as “for”, “against”, “abstained”;

• specification that a voting ballot shall be signed by a shareholder.

Voting

8.34. Voting at the General Meeting of the Company Shareholders shall be conducted according to the following principle: “one voting share of the Company - one vote”.

8.35. Voting at the General Meeting of the Company Shareholders shall be conducted by voting ballots.

8.36. Votes of shareholders at the General Meeting of the Company Shareholders shall be counted by the Secretary of the General Meeting of the Company Shareholders elected by the General Meeting of the Company Shareholders.

8.37. Minutes on results of voting shall be drawn up based on results of voting and shall be signed by the Chairman and the Secretary of the General Meeting of the Company Shareholders. Minutes of the General Meeting of the Company Shareholders shall be drawn up not later than within 15 days after closure of the General Meeting of the Company Shareholders or the final date appointed for acceptance of voting ballots in case the General Meeting of the Company Shareholders is held in the form of the absentee voting.

8.38. Minutes on results of voting shall be attached to minutes of the General Meeting of the Company Shareholders.

8.39. Votes at the General Meeting of the Company Shareholders on a question put to vote, the right to vote on which when a decision is made on this question is held by shareholders – possessors of ordinary and privileged shares shall be counted on all voting shares jointly, unless otherwise is provided for under the Federal Law “On Joint Stock Companies”.

Minutes of General Meeting of the Company Shareholders

8.40. Minutes of the General Meeting of the Company Shareholders shall be drawn up in two copies not later than within 15 days after closure of the General Meeting of the Company Shareholders. Both copies of minutes shall be signed by a person presiding at the General Meeting of the Company Shareholders and the Secretary of the General Meeting of the Company Shareholders.

8.41 Minutes of the General Meeting of the Company Shareholders shall contain the following details:

• the place and time of holding of the General Meeting of the Company Shareholders;

• the total number of votes held by shareholders –possessors of voting shares of the Company;

• a number of votes held by shareholders taking part in the General Meeting of the Company Shareholders;

• the Chairman (or the presidium) and the Secretary of the General Meeting of the Company Shareholders and the agenda of the General Meeting of the Company Shareholders.

8.42. Minutes of the General Meeting of the Company Shareholders shall contain basic points of the speeches, questions put to vote and results of voting on them, decisions made by the General Meeting of the Company Shareholders.

8.43. Decisions made by the General Meeting of the Company Shareholders as well as results of voting shall be declared at the General Meeting of the Company Shareholders, at which voting was conducted or shall be communicated to shareholders having the right to participate in the General Meeting of the Company Shareholders at least within 10 days after drawing up of minutes concerning results of voting in the form of report on results of voting in accordance with the procedure provided for communication concerning holding of the General Meeting of the Company Shareholders.

Extraordinary General Meeting of the Company Shareholders

8.44. The extraordinary General Meeting of the Company Shareholders shall be held in accordance with the decision of the Board of the Company at its own initiative, at the request of the Auditing Commission of the Company, the Auditor of the Company as well as shareholders (a shareholder) possessing not less than 10 percent of voting shares of the Company as of the date of submission of this request.

8.45. The extraordinary General Meeting of the Company Shareholders shall be convened at the request of the Auditing Commission of the Company or shareholders (a shareholder) possessing not less than 10 percent of voting shares of the Company by the Board of Directors of the Company.

8.46. Within 5 days from the date of submission of the request concerning convocation of the extraordinary General Meeting of the Company Shareholders, the Board of Directors of the Company shall be obliged to make a decision concerning convocation of or refusal to convent the extraordinary General Meeting of the Company Shareholders. This decision shall be sent to persons requesting convocation of the extraordinary General Meeting of the Company Shareholders not later than 3 days from the date this decision is made.

8.47. The decision concerning refusal to convene the extraordinary General Meeting of the Company Shareholders may be made only on grounds established under the Federal Law “On Joint Stock Companies”.

8.48. The extraordinary General Meeting of the Company Shareholders shall be held within 40 days from the date of submission of the request on its holding and not earlier than in 20 days from the date the Board of Directors of the Company has decided to hold it.

8.49. If within the term established under the Federal Law “On Joint Stock Companies” and the Charter of the Company the Board of Directors of the Company has failed to make the decision to convene the extraordinary General Meeting of the Company Shareholders or has made the decision to refuse to convene the extraordinary General Meeting of the Company Shareholders, the latter may be convened by bodies or persons requesting its convocation.

9. BOARD OF DIRECTORS OF THE COMPANY

Competence

9.1. The Board of Directors of the Company shall carry out the general management of the Company activities, with the exception of questions falling within the scope of competence of the General Meeting of the Company Shareholders.

9.2. The following questions shall fall within the scope of competence of the Board of Directors (the Supervisory Board) of the Company:

1) outlining priority directions of the Company activities;

2) convocation of the annual and the extraordinary General Meetings of the Company Shareholders, with the exception of cases provided for under paragraph 8 of article 55 of the Federal Law “On Joint Stock Companies”;

3) approval of the agenda of the General Meeting of the Company Shareholders.

4) determination of the date for drawing up of the list of shareholders having the right to participate in the General Meeting of the Company Shareholders and any other questions falling within the scope of competence of the Board of Directors of the Company in accordance with provisions set forth in chapter VII of the Federal Law “On Joint Stock Companies” and connected with preparation and holding of the General Meeting of the Company Shareholders;

5) increase of the Authorized Capital of the Company by means of placement by the Company of additional shares up to a number and categories (types) of authorized shares in the following cases:

• conversion of bonds and other securities of the Company into shares;

• distribution of additional shares among shareholders in case of increase of the Authorized Capital out of the property of the Company;

6) preliminary approval of annual reports of the Company;

7) placement of bonds not convertible into shares and other emissive securities not convertible into shares;

8) approval of the decision concerning issue of securities, prospectuses, reports on issue of securities of the Company, amendment hereof;

9) determination of price (the money value) of the property, the price of placement and repurchase of emissive securities in cases provided for under the Federal Law “On Joint Stock Companies”.

10) acquisition of shares placed by the Company in accordance with paragraph 2 of article 72 of the Federal Law “On Joint Stock Companies” ;

11) acquisition of bonds and other emissive securities placed by the Company in cases provided for under the Federal Law “On Joint Stock Companies” ;

12) approval of the report on results of acquisition of shares acquired in accordance with paragraph 1 of article 72 of the Federal Law “On Joint Stock Companies”;

13) formation of the executive body of the Company and early termination of its powers.

14) recommendations on the amount of remuneration and compensation to be paid to members of the Auditing Commission (the Internal Auditor) of the Company and determination of an amount of the remuneration to be paid for services rendered by the Auditor.

15) recommendations to the General Meeting of the Company Shareholders on the procedure for distribution of profits and losses of the Company based on results of the financial year;

16) recommendations on the amount of dividend on shares and procedure of dividend payment;

17) application of the reserve fund and other funds of the Company;

18) approval of internal documents of the Company, with the exception to internal documents, to be approved by the General Meeting of the Company Shareholders in accordance with the Federal Law “On Joint Stock Companies” as well as internal documents of the Company, which approval falls within the scope of competence of the executive bodies of the Company;

19) establishment and liquidation of affiliates and opening and liquidation of representative offices, approval of provisions on affiliates and representative offices, amendment hereof, appointment of heads of affiliates and representative offices and termination of their powers;

20) introduction in the Charter of the Company of amendments connected with establishment of affiliates and opening of representative offices and their liquidation;

21) approval of large – scale transactions in cases provided for under chapter X of the Federal Law “On Joint Stock Companies”;

22) approval of related - party transactions in cases provided for under chapter XI of the Federal Law “On Joint Stock Companies”;

23) approval of the Registrar of the Company and terms of the contract to be concluded with the Registrar as well as cancellation of this contract;

24) making at any time of the decision concerning audit of the financial and business activity of the Company;

25) appointment of a person authorized to sign the contract on behalf of the Company with the one – man executive body;

26) making of the list of additional documents to be obligatory kept in the Company;

27) approval of the contract with the person performing functions of the one – man executive body of the Company;

28) making of the decision concerning alienation of placed shares of the Company being at disposal of the Company;

29) preliminary approval of transactions connected with acquisition, alienation and the possibility of alienation by the Company of real estate irrespective of the amount of a transaction;

30) preliminary approval of transactions connected with granting and obtainment by the Company of loans, credits and sureties to the amount exceeding 5 (five) percent of the balance sheet value of assets based on accounting figures of the Company for the last reporting period preceding to the date of conclusion of the transaction;

31) making of the decision concerning conclusion by the Company of a bill transaction including on issue by the Company of bills, effecting of endorsements, avals, payments on them irrespective of their amount:

32) making of decisions concerning conclusion of transactions connected with acquisition, alienation and the possibility of alienation of shares (equities, stakes) in any other commercial organizations;

33) making of decisions concerning use of rights granted by the Company’s shares (equities, stakes) in any other commercial organizations;

34) making of decisions concerning participation in non-commercial organizations, with the exception of cases specified in sub-paragraph 18 of paragraph 1 of article 48 of the Federal Law “On Joint Stock Companies”;

35) any other questions provided for under the Federal Law “On Joint Stock Companies”.

9.3. Questions, falling within the scope of competence of the Board of Directors of the Company may not be decided by the executive body of the Company.

Procedure for election of members of the Board of Directors of the Company and termination of their powers

9.4. Members of the Board of Directors of the Company shall be elected by the General Meeting of the Company Shareholders in a number of 7 persons for the term till the next annual General Meeting of the Company Shareholders.

9.5. Members of the Board of Directors of the Company shall be elected by the simple majority of votes of shareholders – possessors of voting shares and voting shall be made on each candidate in members of the Board of Directors of the Company separately.

9.6. Any member of the Board of Directors of the Company shall have the right at any time to divest him- or herself of authorities subject to written notification of the Chairman of the Board hereof in writing and specifying the date of divesting.

9.7. If a number of members of the Board of Directors of the Company becomes less than a half of a number of members of the Board of Directors of the Company determined in the Charter of the Company, the Board of Directors of the Company shall be obliged to make the decision to hold the extraordinary General Meeting of the Company Shareholders for the purpose to elect a new composition of the Board of Directors of the Company. The other members of the Board of Directors of the Company shall have the right to make the decision only with respect to convocation of such an extraordinary General Meeting of the Company Shareholders.

9.8. The General Meeting of the Company Shareholders shall have the right at any time to make the decision concerning termination of powers of some and all members of the Board of Directors of the Company.

9.9. In case of early termination of powers of a member of the Board of Directors of the Company, powers of other members of the Board of Directors of the Company shall not be terminated with the exception of the case stipulated in the previous paragraph of the Charter.

9.10. If powers of all members of the Board of Directors of the Company are terminated earlier and the extraordinary General Meeting of the Company Shareholders has failed to elect members of the Board of Directors of the Company in a number constituting the quorum for holding of the meeting of the Board of Directors of the Company determined in this Charter, then powers of the Board of Directors of the Company shall be terminated with the exception of powers connected with preparation, convocation and holding of the General Meeting of the Company Shareholders.

Chairman of the Board of Directors

9.11. The Chairman of the Board of Directors of the Company shall be elected by members of the Board of Directors of the Company from among them by the majority of votes of members of the Board of Directors of the Company present at the meeting of the Board of Directors of the Company.

9.12. The Board of Directors of the Company may re-elect its Chairman of the Board of Directors of the Company at any time by the majority of votes of members of the Board of Directors of the Company.

9.13. The Chairman of the Board of Directors of the Company shall organize the work of the Board of Directors of the Company, convene meetings of the Board of Directors of the Company and preside at them, shall organize keeping minutes at meetings.

9.14. In the absence of the Chairman of the Board of Directors of the Company, his/her functions shall be performed by one of members of the Board of Directors of the Company in accordance with the decision of the Board of Directors of the Company.

Procedure for making of decisions by the Board of Directors of the Company

9.15. Meetings of the Board of Directors of the Company shall be convened by the Chairman of the Board of Directors of the Company at his/her own initiative, at the request of a member of the Board of Directors of the Company, the Auditing Commission of the Company, the executive body of the Company.

9.16. When determining the quorum and results of voting on questions included in the agenda written opinion of any member, who is absent at the meeting of the Board of Directors of the Company shall be taken into account.

9.17. The Board of Directors of the Company may make a decision through the absentee voting. The procedure for preparation and holding of meetings of the Board of Directors of the Company as well as the procedure for making of decisions through the absentee voting shall be determined under the internal document of the Company.

9.18. The quorum for holding of a meeting of the Board of Directors of the Company shall be presence of at least a half of a number of members of the Board of Directors of the Company determined under the Charter and (or) availability of their written opinion, with the exception of the quorum on questions for making of the decision on which the unanimous opinion, the majority of three fourths of votes or the majority of all members of the Board of Directors of the Company disregarding votes of members of the Board of Directors of the Company, who have retired as well as the majority of members of the Board of Directors of the Company not interested in conclusion by the Company of a transaction shall be required in accordance with the Federal Law “On Joint Stock Companies” and the Charter of the Company.

9.19. Decisions of the Board of Directors of the Company made by the absentee voting shall be considered to be valid if over a half of a number of members of the Board of Directors of the Company determined under the Charter of the Company participated in the absentee voting, with the exception of questions for making of the decision on which the unanimous opinion, the majority of three fourths of votes or the majority of all members of the Board of Directors of the Company disregarding votes of members of the Board of Directors of the Company, who have retired shall be required in accordance with the Federal Law “On Joint Stock Companies” and the Charter of the Company.

9.20. Decisions at meetings of the Board of Directors of the Company shall be made by the majority of votes of members of the Board of Directors participating in the meeting and (or) expressing their written opinion, unless otherwise is provided for under the Federal Law “On Joint Stock Companies” and the Charter of the Company.

9.21. Decisions of the Board of Directors of the Company shall be considered to have been made if over a half of members of the Board of Directors of the Company participating in the absentee voting voted “for”, unless otherwise is provided for under the Federal Law “On Joint Stock Companies” and the Charter of the Company.

9.22. When decisions are made on questions of the agenda at meetings of the Board of Directors of the Company each member of the Board of Directors of the Company shall have one vote.

9.23. Votes may not be transferred from one member of the Board of Directors of the Company to another or to any other persons.

9.24. In case of equality of votes of members of the Board of Directors of the Company, the vote of the Chairman of the Board of Directors of the Company shall be decisive.

9.25. Decisions on questions concerning approval of large – scale transactions shall be made unanimously by all members of the Board of Directors of the Company and votes of members of the Board of Directors of the Company, who have retired, shall not be counted.

9.26. Decisions on questions concerning approval of related - party transactions shall be made by the majority of votes of directors not interested in conclusion of a transaction. If a number of directors not interested in conclusion of a transaction is less than the quorum determined under this Charter for holding of the meeting of the Board of Directors of the Company, then the decision concerning approval of the transaction shall be made by the General Meeting of the Company Shareholders.

10. EXECUTIVE BODY OF THE COMPANY – GENERAL DIRECTOR

10.1. Current activities of the Company shall be managed by the one - man executive body of the Company – the General Director of the Company. The General Director of the Company shall be accountable to the Board of Directors of the Company and the General Meeting of the Company Shareholders.

10.2. The scope of competence of the General Director of the Company shall include all questions on management of current activities of the Company, with the exception of questions falling within the scope of the General Meeting of the Company Shareholders or the Board of Directors of the Company.

10.3. The General Director of the Company shall arrange execution of decisions made by the General Meeting of the Company Shareholders and the Board of Directors of the Company.

10.4. The General Director of the Company shall act without a power of attorney on behalf of the Company within powers granted to him/her under the Federal Law “On Joint Stock Companies” and the Charter of the Company, including

• representation of the Company interests;

• making transactions on behalf of the Company;

• transactions specified in paragraphs 28 – 34 of paragraph 9.2. of this Charter shall be concluded by the General Director of the Company only subject to preliminary consent of the Board of Directors of the Company;

• approve personnel, issue orders and give instructions binding for execution by all employees of the Company;

• organize maintenance of business accounting and reporting in the Company;

• perform any other functions required for achievement of objectives of the Company activity and provision of its normal work.

10.5. The General Director of the Company shall be elected by the Board of Directors of the Company for 5 years.

10.6. Rights and obligations of the General Director of the Company connected with management of current activities of the Company shall be determined under the legislation and the contract concluded by the General Director of the Company. The contract with the General Director of the Company on behalf of the Company shall be signed by the Chairman of the Board of Directors of the Company or a person authorized by the Board of Directors of the Company.

10.7. The Board of Directors of the Company may at any time make a decision concerning early termination of powers of the General Director of the Company in case the latter is not capable to perform his /her functions as well as on grounds provided for in the contract and the effective legislation.

11. AUDITING COMMISSION

11.1. Control over financial and business activities of the Company shall be effected by the Auditing Commission of the Company.

11.2. The Auditing Commission of the Company shall be elected in a number of 3 persons by the General Meeting of the Company Shareholders till the next annual General Meeting of the Company Shareholders.

11.3. If due to any reasons the annual General Meeting of the Company Shareholders fails to elect the Auditing Commission of the Company, then powers of acting members of the Auditing Commission of the Company shall be prolonged till election of the Auditing Commission of the Company.

11.4. Powers of individual members of the Auditing Commission of the Company or the whole Auditing Commission of the Company may be terminated earlier under the decision of the General Meeting of the Company Shareholders.

11.5. Members of the Auditing Commission of the Company may not simultaneously be members of the Board of Directors of the Company as well as may not hold any other offices in management bodies of the Company.

11.6. The scope competence of the Auditing Commission of the Company shall include:

1) audit of financial documents of the Company, business accounts, opinions of inventory commissions, comparison of the above documents with primary accounting data;

2) analysis of accuracy and completeness of keeping business accounting, tax, management and statistical accounting;

3) analysis of financial position of the Company, its paying capacity, liquidity of assets, debt-equity ratio, net assets and authorized capital ratio, revelation of reserves for improvement of economic state of the Company, drawing up recommendations for management bodies of the Company;

4) audit of timeliness and correctness of payments to suppliers of goods and services, payments to budget and off-budget funds, distribution of dividends, payments of interest on bonds, cancellation of other obligations;

5) confirmation of reliability of data included in annual reports of the Company, annual business accounts, profit and loss statements (profits and losses accounts), distribution of profits, reporting documents for taxation and statistical authorities, state administration bodies;

6) audit of competence of the one-man executive body upon conclusion of contracts on behalf of the Company;

7) audit of competence of decisions made by the one-man executive body, the Liquidation Commission of the Company and their adequacy with the Charter and decisions made by the General Meeting of the Company Shareholders;

8) analysis of decisions made by the General Meeting of the Company Shareholders and their adequacy with the law and the Charter of the Company.

11.7. The Auditing Commission of the Company shall have the following rights:

• to demand personal explanations from members of the Board of Directors, employees of the Company, including any office holders on questions falling within the scope of competence of the Auditing Commission of the Company;

• to put to the management bodies the question concerning responsibility of employees of the Company including any office holders if they violate the Charter, provisions, rules and instructions adopted in the Company.

11.8. The audit (inspection) of financial and business activity of the Company shall be conducted on the basis of results of activity carried out by the Company within a year as well as at any time at the initiative of the Auditing Commission of the Company, in accordance with the decision of the General Meeting of the Company Shareholders, the Board of Directors of the Company or at the request of a shareholder (shareholders) having in aggregate not less than 10 percent of voting shares of the Company.

11.9. At the request of the Auditing Commission of the Company, persons holding offices in the management bodies of the Company shall be obliged to present documents pertaining to financial and business activity of the Company.

11.10. The above documents shall be presented within 5 days from the date of submission of the written request.

11.11. The Auditing Commission of the Company shall have the right to demand convocation of the extraordinary General Meeting of the Company Shareholders in accordance with the procedure provided for under article 55 of the Federal Law “On Joint Stock Companies”.

11.12. The Auditing Commission of the Company shall have the right to demand convocation of a meeting of the Board of Directors of the Company. The Chairman of the Board of Directors of the Company shall have no right to refuse the Auditing Commission of the Company in convocation of a meeting of the Board of Directors of the Company.

12. AUDITOR OF THE COMPANY

12.1. The Auditor of the Company shall audit financial and business activities of the Company in accordance with legal acts of the Russian Federation on the basis of the contract concluded with the Auditor.

12.2. The Auditor of the Company shall be approved under the decision of the General Meeting of the Company Shareholders. The amount of the fee to be paid for services rendered by the Auditor of the Company shall be determined by the Board of Directors of the Company.

13. ACCOUNTING, REPORTING AND DOCUMENTS OF THE COMPANY

13.1. The Company shall maintain business accounting and shall submit financial statements in accordance with the procedure provided for under the Federal Law “On Joint Stock Companies” and other legal acts of the Russian Federation.

13.2. Responsibility for organization, state and reliability of business accounting in the Company, timely submission of the annual report and any other financial statements to competent authorities as well as information on activity of the Company provided to shareholders, creditors and in mass media shall be borne by the General Director of the Company in accordance with the Federal Law “On Joint Stock Companies” and other legal acts of the Russian Federation and this Charter.

13.3. Reliability of information contained in the annual report of the Company, annual accounting statements shall be confirmed by the Auditing Commission of the Company.

13.4. Prior to publication by the Company of documents specified in this Charter the Company shall attract for annual audit and confirmation of annual financial statements the Auditor not connected by property interests with the Company and shareholders of the Company.

13.5. The annual report of the Company shall be preliminary approved by the Board of Directors of the Company not later than 30 days prior to the date of holding the annual General Meeting of the Company Shareholders.

13.6. The Company shall be obliged to keep the following documents:

• the Memorandum of Association of the Company;

• this Charter with all amendments hereof, registered in accordance with the established procedure, the decision concerning establishment of the Company, certificate of the state registration of the Company;

• documents confirming rights of the Company to the property accounted on its balance sheet;

• internal documents of the Company;

• provisions on affiliates or representative offices of the Company;

• annual financial reports;

• business accounting documents;

• business reporting documents;

• minutes of General Meetings of the Company Shareholders, meetings of the Board of Directors of the Company, the Auditing Commission of the Company and the Board of the Company;

• voting ballots and powers of attorney (copies of powers of attorney) for participation in the General Meeting of the Company Shareholders;

• opinions of independent evaluators;

• lists of affiliated persons of the Company;

• lists of persons, having the right to participate in the General Meeting of the Company Shareholders, having the right to receive dividends as well as any other lists drawn up by the Company for shareholders to exercise their rights in accordance with requirements of the Law of the Russian Federation “On Joint Stock Companies”;

• opinions of the Auditing Commission of the Company, the Auditor of the Company, state and municipal financial control authorities;

• issue prospectuses, quarterly reports of the issuer and other documents containing information for publication or otherwise disclosure in accordance with the Law of the Russian Federation “On Joint Stock Companies” and other federal laws;

• any other documents provided for under the Federal Law “On Joint Stock Companies”, the Charter of the Company, internal documents of the Company, decisions of the General Meeting of the Company Shareholders, the Board of Directors of the Company, the management bodies of the Company as well as documents provided for under legal acts of the Russian Federation.

13.7. The Company shall keep documents specified in paragraph 13.6. of this Charter at the place of location of its executive body in accordance with the procedure and within terms established by the federal executive authority for the securities market.

13.8. Information on the Company shall be provided by the Company in accordance with requirements of the Federal Law “On Joint Stock Companies” and any other legal acts of the Russian Federation.

13.9. The Company shall provide for shareholders access to the documents specified in paragraph 13.6. of this Charter. Business accounting documents and minutes of meetings of the Board of the Company shall be accessible for shareholders (a shareholder) having in aggregate not less than 25 percent of shares in the Company.

13.10. For familiarization with the documents specified in paragraph 13.6. of this Charter shareholders shall send their written request addressed to the General Director of the Company.

13.11. The request of a shareholder shall contain the following details:

• surname, name, patronymic (name) of a shareholder;

• a number of a shareholder’s shares;

• a list of requested documents;

• a manner to familiarize with documents (at the place of location of the Company or receipt of copies of documents specifying the address of delivery);

• address of delivery, contact telephone.

13.12. In case a request is sent by a corporate entity, a notarized copy of a document confirming powers of a person, who signed the request shall be attached.

13.13. For provision of documents the Company within 2 days from the date of receipt by the Company of the request shall verify the fact of holding by a requesting person of shares in the Company. Presentation by a shareholder of an extract from the Register of Shareholders shall be a sufficient proof of the fact of holding by a requesting person of shares in the Company.

13.14. If a shareholder intends to familiarize him-/her-/itself with documents at the place of location of the Company, then within 5 days from the date of receipt by the Company of the request the Company shall notify the shareholder concerning the time and the procedure for familiarization with information. The Company shall bear no responsibility for violation of terms for provision for familiarization of requested documents in case of inaccurate specification in the request of the address or the contact telephone of the shareholder.

13.15. At the request of persons having the right of access to documents specified in paragraph 13.6. of this Charter the Company shall provide them with copies of the above documents. The charge collected by the Company for provision of these copies may not exceed expenses for their making.

13.16. If a shareholder intends to receive copies of documents at the address specified in the request, then within 7 days from the date of receipt by the Company of the request the Company shall send to the shareholder a bill specifying payment details of the Company and the amount of payment for expenses for making of copies of requested documents.

13.17. Upon payment according the above payment details the Company within 2 business days shall mail to a shareholder copies of requested documents at the address specified in the request.

14. RESPONSIBILITY OF MEMBERS OF THE BOARD OF DIRECTORS AND EXECUTIVE BODY OF THE COMPANY

14.1. Members of the Board of Directors of the Company, the one – man executive body of the Company (the General Director of the Company) when executing their duties shall act in interests of the Company, shall exercise their rights and execute their duties in respect of the Company on the bona fide and reasonable basis.

14.2. Members of the Board of Directors of the Company, the one – man executive body of the Company (the General Director of the Company) shall bear responsibility to the Company for losses caused to the Company through their faulty actions (failure to act), unless any other grounds and extent of responsibility are established under federal laws.

14.3. In this regard, members of the Board of Directors of the Company, who voted against the decision involving the Company in losses or who did not participate in voting shall bear no responsibility.

14.4. The Company or a shareholder (shareholders) having in aggregate not less than 1 percent of ordinary shares of the Company shall have the right to file a claim to the court against a member of the Board of Directors of the Company, the one – man executive body of the Company (the General Director of the Company) as well as against the management company or the manager for compensation of losses caused to the Company in the case provided for under paragraph 2 of article 71 of the Federal Law “On Joint Stock Companies”.

TRUE COPY

Seal: Ministry of Taxes and Dues of the Russian Federation

Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation for Moscow region No3

Stamp: All together bound, numbered and sealed 21 sheets

Seal: Russian Federation * Moscow region * Pushkino * Joint Stock company

«Distillery «Topaz»

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation for Moscow region No3

A record was entered into the Unified Sate Register of Corporate Entities

On June 24, 2003

OGRN 1025004907916

GRN 2035007562027

GRN 2045007558583

A copy of document is kept with registering agency

Head Shilyaeva T.N.

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation

APPROVED

under decision of the General Meeting of the Company Shareholders on September 30, 2002

Minutes No1

Chairman of the General Meeting of the Company Shareholders signature	V.A. Lelyukh
Secretary of the General Meeting of the Company Shareholders signature	K.P. Bocharov

Seal: Russian Federation * Moscow region * Pushkino * Joint Stock company

«Distillery «Topaz»

AMENDMENT No1

INTO CHARTER OF JOINT STOCK COMPANY

«DISTILLERY «TOPAZ»

(fourth version)

Item 4.1. of the paragraph “Amount of the Authorized Capital” of the Chapter “Authorized Capital” shall be worded in the following version:

4.1. The Authorized Capital of the Company shall amount 57 240 000 (Fifty seven million two hundred forty thousand) roubles and shall be determined as the sum of nominal values of 57 240 (Fifty seven thousand two hundred forty) ordinary registered shares (placed shares).

Item 4.3. of the paragraph “Amount of the Authorized Capital” of the Chapter “Authorized Capital” shall be worded in the following version:

4.3. The Company shall have the right to place additionally to shares that have already been placed 50 000 (Fifty thousand) pieces of ordinary shares for the nominal value equal to 1 000 (One thousand) roubles each and 25 000 (twenty five thousand) pieces of privileged shares for the nominal value equal to 1 000 (one thousand) roubles each (authorized shares).

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation for Moscow region No3

A record was entered into the Unified Sate Register of Corporate Entities

On September 14, 2004

OGRN 1025004907916

GRN 2045007558583

A copy of document is kept with registering agency

Head Shilyaeva T.N.

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation

APPROVED

by the extraordinary General Meeting of the Company Shareholders on September 06, 2004

Minutes No 3

AMENDMENT No 2

INTO CHARTER OF JOINT STOCK COMPANY

«DISTILLERY «TOPAZ»

(fourth version)

Item 4.3. of the paragraph “Authorized shares” of the Chapter “Authorized Capital” shall be worded in the following version:

4.3. The Company shall have the right to place additionally to shares that have already been placed 250 000 (Two hundred fifty thousand) pieces of ordinary shares for the nominal value equal to 1 000 (One thousand) roubles each and 25 000 (twenty five thousand) pieces of privileged shares for the nominal value equal to 1 000 (one thousand) roubles each (authorized shares).

Chairman of the extraordinary
General Meeting of Shareholders of Joint Stock Company “Distillery “Topaz”	signature	P.A. Levin

Secretary of the extraordinary
General Meeting of Shareholders of Joint Stock Company “Distillery “Topaz”	signature	M.A. Banina

Seal: Russian Federation * Moscow region * Pushkino * Joint Stock company

«Distillery «Topaz»

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation for Moscow region No3

A record was entered into the Unified Sate Register of Corporate Entities

On September 22, 2004

OGRN 1025004907916

GRN 2045007564040

A copy of document is kept with registering agency

Head Shilyaeva T.N.

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation

APPROVED

under decision of the Board of Directors of Joint Stock Company “Distillery “Topaz”

on December 21, 2004

Minutes No 18

Chairman of the Board of Directors of Joint Stock Company “Distillery “Topaz”

Signature P.A. Levin

Secretary of the Board of Directors of Joint Stock Company “Distillery “Topaz”

Signature M.A. Iljina

AMENDMENT No 3

INTO CHARTER OF JOINT STOCK COMPANY

«DISTILLERY «TOPAZ»

(fourth version)

Paragraph 4.1. of the Chapter of the Company shall be worded in the following version:

4.1. The Authorized Capital of the Company shall amount to 293 381 000 (Two hundred ninety three million three hundred eighty one thousand) roubles and shall be determined as the sum of nominal values of 293 381 (Two hundred ninety three thousand three hundred eighty one) ordinary registered shares (placed shares).

Paragraph 4.3. of the Chapter of the Company shall be worded in the following version:

4.3. The Company shall have the right to place additionally to shares that have already been placed 13 8859 (Thirteen thousand eight hundred fifty nine) pieces of ordinary shares for the nominal value equal to 1 000 (One thousand) roubles each and 25 000 (twenty five thousand) pieces of privileged shares for the nominal value equal to 1 000 (one thousand) roubles each (authorized shares).

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation for Moscow region No3

A record was entered into the Unified Sate Register of Corporate Entities

On August 23, 2006

OGRN 1025004907916

GRN 2065038105450

A copy of document is kept with registering agency

Head Akulina T.V.

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation

APPROVED

under decision of the Sole Participant of Joint Stock Company “Distillery “Topaz”

on August 08, 2006

AMENDMENT No 4

INTO CHARTER OF JOINT STOCK COMPANY

«DISTILLERY «TOPAZ»

(fourth version)

Paragraph 1. “GENERAL PROVISIONS” of the Charter of Joint Stock Company “Distillery “Topaz” with new paragraph 1.18.:

1.18. The Sole Shareholder of the Company shall be Cirey Holdings Inc. established and existing in accordance with the legislation of British Virgin Islands and located at the following address: 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickhams Cay, Road Town, Tortola, British Virgin Islands.

Cirey Holdings Inc.

Signature

Rumyantsev O.V.

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation for Moscow region No3

A record was entered into the Unified Sate Register of Corporate Entities

On November 19, 2007

OGRN 1025004907916

GRN 2075038095658

A copy of document is kept with registering agency

Deputy Head Fateeva T.I.

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation

APPROVED

under decision of the Sole Participant of Joint Stock Company “Distillery “Topaz”

on November 06, 2007

AMENDMENT No 5

INTO CHARTER OF JOINT STOCK COMPANY

«DISTILLERY «TOPAZ»

(fourth version)

Paragraph 1. “GENERAL PROVISIONS” of the Charter of Joint Stock Company “Distillery “Topaz” with paragraph 1.18.:

The Sole Shareholder of the Company shall be LVZ HOLDINGS LIMITED established and existing in accordance with the legislation of Cyprus and located at the following address: Theklas Lysioti, 29, CASSANDRA CENTER, 2nd floor, Flat/Office 201-202, P.C. 3030, Limassol, Cyprus.

LVZ HOLDINGS LIMITED

Signature

Stabdguard Limited

Director

Seal: LVZ HOLDINGS LIMITED

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation for Moscow region No3

A record was entered into the Unified Sate Register of Corporate Entities

On August 04, 2008

OGRN 1025004907916

GRN 2085038068234

A copy of document is kept with registering agency

Deputy Head Alekseeva I.A.

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation

APPROVED

under decision of the Sole Participant of Joint Stock Company “Distillery “Topaz”

on July 28, 2008

AMENDMENT No 6

INTO CHARTER OF JOINT STOCK COMPANY

«DISTILLERY «TOPAZ»

(fourth version)

Item 1.18. of paragraph 1. “GENERAL PROVISIONS” of the Charter of the Company shall be worded in the following version:

The Sole Shareholder of the Company shall be Closed Joint Stock Company “Group of Companies “Russian Alcohol” – a corporate entity established in accordance with the legislation of the Russian Federation and located at the following address: 129344, Moscow, Enisejskaya Str., 1, build. 1 (OGRN 1037705023190).

Closed Joint Stock Company “Group of Companies “Russian Alcohol”

Signature

General Director

Sorokin S.V.

Seal: Joint Stock Company “Distillery “Topaz” * Russian Federation * Moscow region * Pushkino * OGRN 1025004907916

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation for Moscow region No3

A record was entered into the Unified Sate Register of Corporate Entities

On August 28, 2008

OGRN 1025004907916

GRN 2085038078992

A copy of document is kept with registering agency

Deputy Head Alekseeva I.A.

Stamp: Inter-District Inspectorate of the Ministry of Taxes and Dues of the Russian Federation

APPROVED

under decision of the Sole Participant of Joint Stock Company “Distillery “Topaz”

on August 18, 2008

AMENDMENT No 7

INTO CHARTER OF JOINT STOCK COMPANY

«DISTILLERY «TOPAZ»

(fourth version)

Item 4.3. of the paragraph “Authorized Capital” of the Chapter of the Company shall be worded in the following version:

The Company shall have the right to place additionally to shares that have already been placed 252 152 (Two hundred fifty two thousand one hundred fifty two) ordinary registered shares for the nominal value equal to 1 000 (One thousand) roubles each and 25 000 (twenty five thousand) pieces of privileged shares for the nominal value equal to 1 000 (one thousand) roubles each (authorized shares).

Closed Joint Stock Company

“Group of Companies “Russian Acohol”

Signature

General Director

Sorokin S.V.

Seal: Closed Joint Stock Company “Group of Companies “Russian Alkohol” * 1037705023190 * Moscow

Seal: Joint Stock Company “Distillery “Topaz” * Russian Federation * Moscow region * Pushkino * OGRN 1025004907916

STAMP:

Regional IFTS of Russia No.3 in Moscow region

TRUE COPY

OGRN No.       1025004907916

GRN           2125038055943

Registration date 11.09.2012

Bound, numbered and stamped at 1 page

Date of copying 11.09.2012

The original copy of the document is lodged

with the registration body.

Deputy Head /signature/ LS              Seal

Approved by Resolution of the Sole Member of Likero-Vodochny Zavod Topaz Closed Joint-Stock Company September 03, 2012

SEAL of Federal Tax Service of Russia

IFTS of Russia in Moscow region

Regional Inspection of the Federal

Tax Service in Moscow region

AMENDMENT No.8

TO THE CHARTER OF LIKERO-VODOCHNY ZAVOD TOPAZ

CLOSED JOINT-STOCK COMPANY

(COMPANY)

(Revision 4)

Clause 4.3 of the paragraph “SHARE CAPITAL” of the Company’s Charter shall be read as follows:

“The Company may issue 2 059 000 (two million fifty-nine thousand) common registered shares of nominal value 1000 (one thousand) rubles each and 25 000 (twenty-five thousand) preferred shares of nominal value 1000 (one thousand) rubles each (authorized shares), in addition to the existing issued shares.”

Closed Joint-Stock Company
Russian Alcohol Group of Companies
General Director

Grant Edward Winterton

SEAL of Likero-vodochny zavod TOPAZ	SEAL of Russian Alcohol Group of Companies